UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 25, 2005

JOHNSON CONTROLS, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	1-5097	39-0380010

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5757 N. Green Bay Avenue, P.O. Box 591
Milwaukee, Wisconsin 53201-0591

(Address of principal executive offices, including zip code)

(414) 524-1200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b),(c) On May 25, 2005, Johnson Controls, Inc. (the “Company”) announced certain executive officer changes, effective immediately, which are described more fully in the Company’s press release filed as Exhibit 99 to this Current Report on Form 8-K, which is incorporated herein by this reference.

As a result of the announced changes, the Company is reporting the following pursuant to Item 5.02:
— In light of his appointment as Vice Chairman and Executive Vice President of the Company, Stephen A. Roell will no longer serve as Chief Financial Officer.
— R. Bruce McDonald, formerly the Company’s Assistant Chief Financial Officer, was appointed Vice President and Chief Financial Officer of the Company, succeeding Mr. Roell as Chief Financial Officer. Mr. McDonald was elected Assistant Chief Financial Officer in 2004 and has served as a Corporate Vice President since 2002. He previously served as Corporate Controller since November 2001 when he joined the Company. Prior to that time, Mr. McDonald was Vice President of Finance for the automotive business of TRW Inc. and previously held various financial positions with LucasVarity plc.
— As a result of these appointments, Jeffrey Augustin, the Company’s Vice President and Corporate Controller, was designated as the Company’s Principal Accounting Officer. Mr. Augustin joined Johnson Controls in March of this year after serving as vice president finance and corporate controller for Gateway, Inc. in San Diego, California since 2001. Prior to 2001, he held various financial positions with Allied Signal/Honeywell and IBM.

Each of these executives is a party to the Company’s form of executive employment agreement, including the change of control supplement, which the Company filed as an exhibit to its Current Report on Form 8-K filed May 26, 2005.

Item 9.01 Financial Statements and Exhibits

      (c) Exhibits:

      99 Press release issued by the registrant on May 25, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHNSON CONTROLS, INC.
Date: May 31, 2005	By:	/s/ R. Bruce McDonald
R. Bruce McDonald
Vice President and Chief Financial Officer